Exhibit 5.1

31 July 2018

Autolus Therapeutics plc

Forest House

58 Wood Lane

White City

London W12 7RZ

United Kingdom

Re:	Autolus Therapeutics plc — Registration Statement on Form S-8 — Exhibit 5.1

Ladies and Gentlemen:

We have acted as English legal advisers to Autolus Therapeutics plc, a public limited company incorporated in England and Wales (the “Company”) in connection with the preparation and filing of the registration statement on Form S-8 to which this letter is attached as an exhibit (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”). For the purposes of this letter, the ordinary shares in the capital of the Company each having a nominal value of $0.000042 are referred to as “Ordinary Shares”.

As set out in the Registration Statement, it is proposed that up to 4,742,161 Ordinary Shares (the “Shares”). The Shares will be allotted and issued upon the exercise or settlement of equity awards granted under (i) the Autolus Limited 2017 Share Option Plan as adopted by the board of Autolus Limited (the “Autolus Limited Board”) on 22 February 2017 (“2017 Share Option Plan”), the Autolus Limited 2017 Share Option Plan — U.S. Sub-Plan for U.S. Participants (“2017 U.S. Employee Plan”) and the Autolus Limited 2017 Non-Employee Share Option Plan Sub-Plan for U.S. Participants (“2017 U.S. Non-Employee Plan”) (collectively, the 2017 Share Option Plan, the 2017 U.S. Employee Plan and the 2017 U.S. Non-Employee Plan are referred to as the “2017 Plan”) and (ii) the Autolus Therapeutics plc 2018 Equity Incentive Plan adopted by the Board on 15 June 2018 and approved by the Company’s shareholders on 15 June 2018 (the “2018 Incentive Plan”) which includes Ordinary Shares reserved for issuance under the Autolus Therapeutics plc 2018 Non-Employee Sub Plan (the “Sub-Plan” and collectively with the 2018 Incentive Plan, the “2018 Plan”, and together with the 2017 Plan, the “Plans” and each, a “Plan”).

We understand that the existing issued Ordinary Shares are not, and are not intended to be, admitted to trading on any market or exchange, or otherwise listed, in the United Kingdom.

1.	INTRODUCTION

1.1	Purpose

In connection with the preparation and filing of a registration statement on Form S-8, we have been asked to provide opinions on certain matters, as set out below. We have taken instruction in this regard solely from the Company.

Cooley (UK) LLP  Dashwood  69 Old Broad Street  London EC2M 1QS, UK

t: +44 (0) 20 7583 4055  f: +44 (0) 20 7785 9355  cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above. Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word ‘partner,’ used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

1.2	Defined terms and headings

In this letter:

(a)	capitalised terms used without definition in this letter or the schedules hereto have the meanings assigned to them in the Registration Statement unless a contrary indication appears; and

(b)	headings are for ease of reference only and shall not affect interpretation.

1.3	Legal review

For the purpose of issuing this letter, we have examined such matters of fact and questions of law as we have considered appropriate. We have reviewed only the following documents and conducted only the following enquiries and searches:

(a)	an online search at Companies House in respect of information available for inspection on the Company’s file conducted on 31 July 2018 at 09:00 a.m. (London time);

(b)	an enquiry by telephone at the Central Index of Winding Up Petitions, London on 31 July 2018 at 10:00 a.m. (London time) ((a) and (b) together, the “Searches”);

(c)	a PDF executed copy of the minutes of the meetings of the Autolus Limited Board held on 22 February 2017 at which it was resolved, inter alia, to approve the 2017 Plan, and the Board held on 15 June 2018, at which it was resolved, inter alia, to approve the 2018 Plan;

(d)	a PDF executed copy of the written resolutions passed by the shareholders of the Company on 15 June 2018 approving, inter alia, the 2018 Plan (together, the “Written Resolutions”);

(e)	PDF copies of the Plans;

(f)	a PDF copy of the current articles of association of the Company dated 26 June 2018 (the “Articles”), the certificate of incorporation of the Company dated 2 February 2018 and the certificate of incorporation on re-registration of the Company as a public limited company dated 18 June 2018; and

(g)	a PDF copy of the Registration Statement.

1.4	Applicable law

This letter, the opinions given in it, and any non-contractual obligations arising out of or in connection with this letter and/or the opinions given in it, are governed by, and to be construed in accordance with, English law and relate only to English law as applied by the English courts, including the laws of the European Union to the extent having the force of law in England, as at today’s date. In particular:

(a)	we have not investigated the laws of any country other than England and we assume that no foreign law affects any of the opinions stated below;

(b)	we do not undertake or accept any obligation to update this letter and/or the opinions given in it to reflect subsequent changes in English law or factual matters; and

(c)	we express no opinion in this letter on the laws of any jurisdiction other than England. It is assumed that no foreign law which may apply to the matters contemplated by the Registration Statement, the Company, any document or any other matter contemplated by any document would or might affect this letter and/or the opinions given in it.

Cooley (UK) LLP  Dashwood  69 Old Broad Street  London EC2M 1QS, UK

t: +44 (0) 20 7583 4055  f: +44 (0) 20 7785 9355  cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above. Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word ‘partner,’ used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

1.5	Assumptions and reservations

The opinions given in this letter are given on the basis of each of the assumptions set out in schedule 1 (Assumptions) to this letter and are subject to each of the reservations set out in schedule 2 (Reservations) to this letter. The opinions given in this letter are strictly limited to the matters stated in paragraph 2 (Opinions) below and do not extend, and should not be read as extending, by implication or otherwise, to any other matters.

2.	OPINION

Subject to paragraph 1 (Introduction) and the other matters set out in this letter and its schedules, and subject further to the following:

(a)	the Registration Statement becoming effective under the Securities Act;

(b)	the delegation of authority to the compensation committee of the Board (the “Compensation Committee”) having been validly effected (inter alia, in accordance with the Articles, the Companies Act 2006 (the “Companies Act”) and the Plans);

(c)	the Board and the shareholders of the Company having validly approved the Plans;

(d)	the Board or the Compensation Committee having validly granted the awards in respect of the Shares under the Plans;

(e)	the Board or the Compensation Committee having validly resolved to allot and issue the Shares, or grant rights to subscribe for the Shares, at duly convened and quorate meetings of the Board or the Compensation Committee or by way of duly passed written resolutions of the Board or the Compensation Committee in compliance with all applicable laws and regulations, and such resolutions being in full force and effect and not having been rescinded or amended;

(f)	the receipt in full of payment for the Shares in an amount of “cash consideration” (as defined in section 583(3) of the Companies Act) of not less than the aggregate nominal value for such Shares; and

(g)	valid entries having been made in relation to the allotment and issue of the Shares in the books and registers of the Company,

it is our opinion that, as at today’s date, the Shares, if and when allotted and issued, registered in the name of the recipient in the register of members of the Company and delivered in accordance with the terms and conditions referred to in the Plans and as described in the Registration Statement, will be duly and validly authorised and issued, fully paid or credited as fully paid and will not be subject to any call for payment of further capital.

Cooley (UK) LLP  Dashwood  69 Old Broad Street  London EC2M 1QS, UK

t: +44 (0) 20 7583 4055  f: +44 (0) 20 7785 9355  cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above. Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word ‘partner,’ used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

3.	EXTENT OF OPINIONS

We express no opinion as to any agreement, instrument or other document other than as specified in this letter or as to any liability to tax or duty which may arise or be suffered as a result of or in connection with the transactions contemplated by the Plans.

This letter only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this letter which would alter our opinion.

4.	DISCLOSURE AND RELIANCE

This letter is addressed to you in connection with the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Other than for the purpose set out in the prior paragraph, this letter may not be relied upon, or assigned, for any purpose, without our prior written consent, which may be granted or withheld in our discretion.

Yours faithfully

/s/ Edward J. Lukins

Cooley (UK) LLP

Cooley (UK) LLP  Dashwood  69 Old Broad Street  London EC2M 1QS, UK

t: +44 (0) 20 7583 4055  f: +44 (0) 20 7785 9355  cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above. Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word ‘partner,’ used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

SCHEDULE 1

ASSUMPTIONS

The opinions in this letter have been given on the basis of the following assumptions:

(a)	the genuineness of all signatures, stamps and seals on all documents, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(b)	that, where a document has been examined by us in draft or specimen form, it will be or has been duly executed in the form of that draft or specimen, and that each of the signed documents examined by us has been duly executed and, where applicable, delivered on behalf of the Company;

(c)	that the Articles remain in full force and effect, and no alteration has been made or will be made to such articles of association, in each case prior to the relevant date of allotment and issue of the Shares (the “Allotment Date”);

(d)	on the relevant Allotment Date the Company will comply with all applicable laws to allot and issue the Shares and the Company will receive such amounts as are necessary to fully pay the nominal value of the Shares and any applicable share premium;

(e)	that the Plans remain in full force and effect and no alteration has been made or will be made to the Plans prior to an Allotment Date;

(f)	that all documents, forms and notices which should have been delivered to the Registrar of Companies in respect of the Company have been so delivered, that information revealed by the Searches was complete and accurate in all respects and has not, since the time of the Searches, been altered and that the results of the Searches will remain complete and accurate as at the relevant Allotment Date;

(g)	that the Company has not taken any corporate or other action nor have any steps been taken or legal proceedings been started against the Company for the liquidation, winding up, dissolution, reorganisation or bankruptcy of, or for the appointment of a liquidator, receiver, trustee, administrator, administrative receiver or similar officer of, the Company or all or any of its assets (or any analogous proceedings in any jurisdiction) and the Company is not unable to pay its debts as they fall due within the meaning of section 123 of the Insolvency Act 1986, as amended, and will not become unable to pay its debts within the meaning of that section as a result of any of the transactions contemplated herein, is not insolvent and has not been dissolved or declared bankrupt (although the Searches gave no indication that any winding-up, dissolution or administration order or appointment of a receiver, administrator, administrative receiver or similar officer has been made with respect to the Company);

(h)	that the resolutions set out in the Written Resolutions were validly passed and have not been and will not be revoked or varied and remain in full force and effect and will remain so as at the relevant Allotment Date;

(i)	that in relation to the allotment and issue of the Shares, the directors of the Company have acted and will act in the manner required by section 172 of the Companies Act (Duty to promote the success of the Company), and there has not been and will not be any bad faith, breach of trust, fraud, coercion, duress or undue influence on the part of any of the directors of the Company;

Cooley (UK) LLP  Dashwood  69 Old Broad Street  London EC2M 1QS, UK

t: +44 (0) 20 7583 4055  f: +44 (0) 20 7785 9355  cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above. Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word ‘partner,’ used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

(j)	in relation to any allotment and issue of any Shares by the Company pursuant to the Plans, that the recipient will have become entitled to such Shares under the terms of the relevant Plan such Shares or rights over Shares will, where applicable, be fully vested each in accordance with the terms of the relevant Plan and such recipient has or will have complied with all other requirements of the relevant Plan in connection with the allotment and issue of such Shares;

(k)	that all awards have been made under the terms of the relevant Plan, that the terms of all awards have not materially deviated from the terms set out in the relevant Plan and that any Shares will be allotted and issued in accordance with the terms set out in the relevant Plan and in accordance with the Articles; and

(l)	that the Plans have been validly adopted and no alteration has been or shall be made to the Plans since the date of their respective adoption except to the extent expressly set out in this letter.

Cooley (UK) LLP  Dashwood  69 Old Broad Street  London EC2M 1QS, UK

t: +44 (0) 20 7583 4055  f: +44 (0) 20 7785 9355  cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above. Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word ‘partner,’ used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

SCHEDULE 2

RESERVATIONS

The opinions in this letter are subject to the following reservations:

(a)	the Searches are not capable of revealing conclusively whether or not a winding-up or administration petition or order has been presented or made, a receiver appointed, a company voluntary arrangement proposed or approved or any other insolvency proceeding commenced, and the available records may not be complete or up-to-date. In particular, the Central Registry of Winding-Up Petitions in England may not contain details of administration applications filed, or appointments recorded in or orders made by, district registries and county courts outside London. Searches at Companies House and at the Central Registry of Winding Up Petitions in England are not capable of revealing whether or not a winding up petition or a petition for the making of an administration order has been presented and, further, notice of a winding up order or resolution, notice of an administration order and notice of the appointment of a receiver may not be filed at Companies House immediately and there may be a delay in the relevant notice appearing on the file of the company concerned. Further, not all security interests are registrable, such security interests have not in fact been registered or such security interests have been created by an individual or an entity which is not registered in England. We have not made enquiries of any District Registry or County Court in England;

(b)	the opinions set out in this letter are subject to: (i) any limitations arising from applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation, moratoria, schemes or analogous circumstances; and (ii) an English court exercising its discretion under section 426 of the Insolvency Act 1986 (co-operation between courts exercising jurisdiction in relation to insolvency) to assist the courts having the corresponding jurisdiction in any part of the United Kingdom or any relevant country or territory;

(c)	we express no opinion as to matters of fact;

(d)	we have made no enquiries of any individual connected with the Company;

(e)	a certificate, documentation, notification, opinion or the like might be held by the English courts not to be conclusive if it can be shown to have an unreasonable or arbitrary basis or in the event of a manifest error; and

(f)	it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement, or that no material facts have been omitted from it.

Cooley (UK) LLP  Dashwood  69 Old Broad Street  London EC2M 1QS, UK

t: +44 (0) 20 7583 4055  f: +44 (0) 20 7785 9355  cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above. Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word ‘partner,’ used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.